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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                (Amendment No. 2)


        Date of Report (Date of earliest event reported): APRIL 25, 2005


                              MORGAN BEAUMONT, INC.
                              ---------------------
               (Exact name of Registrant as specified in charter)


             NEVADA                    000-33389                 52-2268239
             ------                    ---------                 ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)


                    2280 TRAILMATE DRIVE, SARASOTA, FL 34143
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                    (Address of principal executive offices)


        Registrant's Telephone Number, Including Area Code: 941-753-2875
                                                            ------------

INCORPORATION BY REFERENCE
--------------------------

Reference is made to the Report on Form 8-K and Form 8-K/A filed by Morgan Beaumont, Inc. (the "Company") on January 31, 2005 ("Form 8-K") and February 1, 2005 ("Form 8-K/A"), respectively. Pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as amended, Item 8.01(a) of the Company's Form 8-K filed on January 31, 2005 and Item 8.01(b) of the Company's Form 8-K filed on February 1, 2005, are hereby amended to read in its entirety as follows.

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ITEM 8.01 OTHER EVENTS.

(a) Agreement With and Loan to eChex.
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The Company entered into that certain distribution agreement ("Distribution
Agreement") with eChex, Inc. ("eChex") dated November 26, 2005 to provide in-support for the Morgan Beaumont Privately Labeled Non-Hologram Stored Value Card-ATM Card and Morgan Beaumont Privately Labeled Hologram Stored Value-ATM Card, which are privately labeled as the "eChex" cards. A copy of the eChex/Morgan Beaumont Distribution Agreement is attached as Exhibit 8.1.1. eChex is a small, privately held marketing company which markets prepaid cards and similar products. eChex does not have its own relationship with MasterCard, Visa or other major network or issuing banks which would allow eChex to manufacture and distribute its own card without a company like Morgan Beaumont involved. The key officers and directors, Madeleine Gestas, Fabien Gestas and Ramiro Zaragoza, own and control the majority of eChex' shares. Ms. Gestas and Mr. Gestas are mother and son.

On January 10, 2005, eChex entered into that certain Broker-Client Agreement ("Broker-Client Agreement") with Acosta, Inc. ("Acosta") where Acosta would act as a broker to place pre-paid and re-loadable debit cards and other products in grocery stores, drugstores and other retail establishments in exchange for an upfront advance in costs and a per card payment. The Broker-Client Agreement also provided for Acosta to place kiosks supplied by eChex in the stores to enable the cards to be loaded at the Point Of Sale ("POS"). A copy of the Broker-Client Agreement is attached to this report as Exhibit 8.1.2. Acosta is a privately held company which the Company believes to have an excess of $40 billion in revenue annually and over 6,000 employees. There is no affiliation between eChex and Acosta and the Company or any of their principals or employees.

Subsequently, eChex advised the Company that it had exhausted its previous venture funding and did not currently have the capital necessary to fulfill its obligations under the Distribution Agreement or the Broker-Client Agreement but eChex claimed it was in the process of completing a $3,000,000 financing. eChex informed the Company it expected at least $1,000,000 in the next 30 days. On January 15, 2005, the Company agreed to provide a bridge loan to eChex for approximately $202,000 for approximately sixty (60) days (the "Loan") in accordance with the terms of the Loan and Security Agreement ("Loan Agreement"), Secured Promissory Note (the "Note"), Stock Pledge Agreement ("Pledge Agreement") and individual General Continuing Personal Guaranties ("Continuing Guaranties"), copies of which are attached as exhibits 8.2.1. through 8.2.4. to this 8K/A, based upon eChex and its managements assurances that it had secured additional funding under an existing agreement.

The Company's management hoped that during the term of the Loan, it could complete due diligence on eChex and possibly acquire eChex when eChex funding had come through. Acosta was notified of the bridge loan arrangement and requested a modification to the Broker-Client Agreement to add the Company as a party to the Broker-Client Agreement between Acosta and eChex pursuant to the Loan. The Company became a party to that certain Addendum to the Broker-Client Agreement (the "Addendum") dated January 21, 2005 which eChex had entered into with Acosta pursuant to which the Company agreed to supply re-loadable debit cards to enable eChex to fulfill that certain Broker-Client Agreement. The Broker-Client Agreement was also modified to provide that the Company would fulfill eChex's obligations to Acosta, if requested by Acosta. A copy of the Addendum among Morgan Beaumont, eChex and Acosta is attached as Exhibit 8.3.1.


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After due diligence on and negotiation with eChex, the Company concluded it would be impractical to purchase eChex under the terms demanded by its management. eChex was heavily in debt, had no revenue, no discernable assets and was saddled with judgments and substantial monthly operating costs, primarily from general overhead and several long-term employment agreements with parachute clauses. On March 30, 2005, eChex defaulted on its obligation to repay the Loan. The Company notified eChex that it was in default and notified Acosta that a default had occurred. eChex thereafter failed to cure the default within the cure period provided in the Note. The Company was forced to begin foreclosure on the security for the Note. At all stages of the relationship, the Company repeatedly advised Acosta and eChex that the Company is in a position to perform on behalf of itself and eChex under the Broker-Client Agreement and has product in stock and cash at hand to fulfill eChex's obligations.

After extensive negotiations, the Company and eChex entered into that certain Accord, Mutual Release and Non-Disparagement Agreement ("Accord, Mutual Release and Non-Disparagement Agreement") dated April 25, 2005 which allows the Company to completely take over the Broker-Client Agreement and assume most responsibilities thereunder and collect all revenues generated from the Acosta relationship. A copy of this agreement is attached hereto as Exhibit 8.3.2. In exchange for releasing the personal guarantees of the three principal officers and shareholders of eChex, eChex assigned all revenue under the Broker-Client Agreement to the Company. The Company also extended the term of the Note an additional six (6) months. The agreement is contingent upon Acosta agreeing to move forward with the Company. The Company is currently in discussion with management of Acosta with respect to the Broker-Client Agreement.

The Company will have to assume certain economic obligations of eChex to Acosta and others as part of the assumption of the Broker-Client Agreement which the Company estimates to be approximately $1,000,000 over a two year period under the contract. The Company believes the relationship with Acosta will be materially profitable if Acosta agrees to proceed. To date, no cards have been shipped to Acosta.

ITEM 9.01 EXHIBITS.

Exhibits include herein are set forth in the Exhibit Index.


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

/s/ Clifford Wildes
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By: Clifford Wildes

CEO, Treasurer and Director

Dated: April 29, 2005


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                                  EXHIBIT INDEX


EXHIBIT NUMBER                    DESCRIPTION OF EXHIBIT

    8.1.1.        Distribution Agreement with eChex

    8.1.2.        Broker-Client Agreement by and between eChex and Acosta

    8.2.1.        Loan and Security Agreement with eChex

    8.2.2.        Secured Promissory Note with eChex

    8.2.3.        Stock Pledge Agreement with eChex

    8.2.4.        General Continuing Personal Guaranties of Founders

    8.3.1.        Addendum to Broker-Client Agreement with eChex and Acosta

    8.3.2.        Accord, Mutual Release and Non-Disparagement Agreement